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CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is effective as of the 1st day of July, 2013 (the “Effective Date”) by and between ARKADOS GROUP, INC., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”) with its address at 211 Warren Street, Suite 320, Newark, New Jersey 07103, and MAT Research, LLC, an Oregon limited liability company with an address at 15265 NW Perimeter Drive, Beaverton, Oregon 97006(sometimes referred to hereinafter as “MAT” or the “Consultant”).

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WHEREAS, Consultant has unique knowledge and expertise in the industry in which the Company does business; and

WHEREAS, the Company desires to retain the services of the Consultant to provide certain strategic advisory services to the Company, and the Consultant desires to perform such services for the Company.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.          Engagement of Services

1.1.         Services. During the Consultation Period (as defined below), the Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company.

1.2.         Contract for Personal Services of Alan Pan. It is the intention that any Services to be performed by Consultant pursuant to this Agreement shall be performed by its principal, Alan Pan and shall not be delegated or assigned to any other individual or entity without the express written consent of the Company. In the event that Alan Pan is unable or unwilling to perform the Services, this Agreement may be terminated by Company without penalty or further obligation to Consultant.

2.          Compensation

2.1           Consulting Fees. The Company shall pay the Consultant in shares of common stock of the Company a fee in the amount of 20,000,000 shares in connection with the consummation of an agreement with a customer that produces non-contingent material revenue to the Company, and in addition to such initial bonus, for contributing to the growth of the Company’s gross revenue, the amounts set forth in the table below. Each of the tiers is cumulative with the previous tier and not independent of the others or intended to compound. For the avoidance of doubt, and by way of example, achieving the second tier would entitle Consultant to the amount stated next to that tier and not to the amount for any previous tier.

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Cumulative Milestone (Gross Revenue of Company)	Common Shares to be issued
$500,000	30 million
$2,000,000	30 million
$4,000,000	30 million

2.2           Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $100 per month without the prior written approval of the Company.

2.3           Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

2.4           Consultant shall not be entitled to any compensation other than as specified in this Agreement.

3.          Independent Consultant Relationship

3.1           Nature of Relationship. Consultant’s relationship with Arkados will be that of an independent contractor and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. Since Consultant will not be an employee of Arkados, Consultant will not be entitled to any of the benefits which Arkados may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Consultant is not the agent of Arkados and is not authorized to make any warranty, representation, contract, or commitment on behalf of Arkados unless specifically requested or authorized to do so by Arkados. Consultant will indemnify, defend and hold harmless Arkados for claims of any third party arising out of any unauthorized statements by Consultant. Consultant is responsible for providing all facilities, tools and equipment that Consultant may require to perform services for Arkados hereunder.

3.2           Consultant Responsible for Taxes and Records. Consultant acknowledges and agrees that it will be solely responsible for and will file and remit on a timely basis, all tax returns and payments required to be filed with or made to any Federal, State or local tax authority, on behalf of Consultant and/or Consultant’s employees, with respect to Consultant’s performance of services and receipt of fees under this Agreement, including, without limitation, amounts required to be paid for (i) social security, (ii) Federal, State or any other employee payroll taxes, (iii) Federal unemployment taxes, (iv) workers’ compensation, (v) disability insurance, and (vi) similar items. No payments to Consultant will be subject to withholding by Arkados for the payment of Taxes and Other Payments. Consultant will be solely responsible for and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. Arkados will regularly report amounts paid to Consultant by filing Form 1099 MISC with the Internal Revenue Service as required by law.

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3.3           Risk Borne by Consultant. Consultant shall perform the services hereunder entirely at the Consultant’s risk. Consultant assumes all responsibility for the subject matter of this Agreement. Consultant shall be solely liable for any acts made during Consultant’s performance under this Agreement. Any assignment of Consultant’s duties or obligations hereunder is hereby expressly prohibited. Any such assignment shall be deemed void and without force or effect.

3.4           Compliance with Applicable Law. Consultant agrees that, in performance of the services required under this Agreement, Consultant has full and sole responsibility for compliance with all applicable laws, statutes, ordinances and regulations. Additionally, Consultant has the sole responsibility for compliance with all other matters in conjunction with the services to be performed hereunder.

3.5           Indemnification. Consultant further agrees to indemnify, defend and hold harmless Arkados from any and all claims, loss or liability incurred by reason of any (a) unauthorized statements made while engaged in the service of Arkados; (b) undisclosed conflict or by the alleged breach by Consultant of any confidentiality, restrictive covenants or services agreement with anyone other than Arkados; (c) any intentional act or omission or gross negligence while engaged in services rendered to or on behalf of Arkados; (d) any breach of the provisions of this Agreement.

4.          Restrictive Covenants; Company Property.

4.1           Confidential Information

(a)          Consultant agrees during the term of this Agreement and at all times thereafter to take all steps necessary to hold in trust and confidence Confidential Information of Arkados and its clients/customers, vendors/suppliers and third parties disclosed to Consultant in the course of providing services to Arkados. Consultant will not directly or indirectly use or disclose any Confidential Information, for any purpose not specifically authorized by Arkados in writing. “Confidential Information” includes, but is not limited to, technical and business information (in any form whatsoever) and material relating to products, trade secrets, research and development, production, processes, policies, procedures, costs, profit or margin information, employee information, finances, budgets, projections, investors, customers and customer lists, addresses, contact information and similar information, marketing and production and future business plans, documents, such as drawings, manuals, letters, notes, notebooks, reports, sketches, memoranda, records, files, data (in any form), vendor lists, addresses, contact information and similar information.

(b)          Notwithstanding the other provisions of this Agreement, nothing received by Consultant will be considered to be the Confidential Information if: 1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; 2) it has been lawfully received by Consultant from a third party without confidential limitations; 3) it has been independently developed by or for Consultant by personnel or agents having no access to the Confidential Information and same may be proven by documentary evidence; or 4) it was known to Consultant prior to its receipt by Consultant in the course of work performed for Arkados and may be proven by documentary evidence.

(c)           In addition, nothing set forth herein shall prevent disclosure of this Agreement by the Company as may be required to governmental agencies.

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4.2           Assignment of Works and Inventions.

(a)          Consultant acknowledges and agrees that anything produced by Consultant in the course of performance of services pursuant to this Agreement is a work made for hire. As such, Consultant hereby assigns to Arkados all patent, copyright, and other intellectual property rights Consultant may have in any Inventions or other protectable work created in the course of any services performed for Arkados, whether such work was created solely by Consultant or jointly with another. Consultant further agrees to execute, upon Arkados’ request, any documents reasonably necessary to perfect such rights in Arkados. Inventions resulting from Consultant’s work for Arkados under this Agreement are the exclusive property of Arkados.

(b)          For purposes of this Agreement, “Inventions” includes any and all inventions, improvements, discoveries, technical developments, computer programs, notes, sketches, drawings, reports or other works that Consultant, solely or jointly with others, conceives or reduces to practice as a result of, or in the course of, any services performed for Arkados. Consultant assigns to Arkados Consultant’s entire right, and shall cause any employee who may be an inventor of an Invention to assign his or her entire right to all such Inventions. Consultant agrees to cooperate with Arkados or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of Arkados’ rights in the Inventions, and to sign (or its employees to sign) all papers which Arkados may consider necessary and desirable for securing and maintaining such rights on behalf of Arkados or its designee(s).

(c)          Arkados shall not have rights to any Invention conceived or reduced to practice by Consultant for which no equipment, supplies, facility, or trade secret information of Arkados was used and which was developed entirely on Consultant’s own time except if 1) the Invention relates (i) to Arkados’ business or (ii) to Arkados’ actual or demonstrably anticipated research or development, or 2) the Invention results from any services performed by Consultant for Arkados.

(d)          Consultant agrees to assist Arkados in any reasonable manner to obtain and enforce for Arkados’ benefit patents, copyrights, and other property rights in any and all countries, and Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to Arkados and any other lawful documents deemed necessary by Arkados for the purposes of this Agreement. Consultant further agrees that the obligations and undertakings stated in this Section will continue beyond the termination of Consultant’s service to Arkados. If called upon to render assistance under this Section, Consultant will be entitled to reimbursement of expenses incurred at or upon written request of Arkados.

4.3           Conflicts of Interest, Non-Competition, Non-Solicitation. Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation inconsistent or incompatible with Consultant’s obligations under this Agreement or with the scope of services to be rendered for Arkados. Consultant warrants that to the best of Consultant’s knowledge, there is no other contract or duty on Consultant’s part now in existence inconsistent with this Agreement. During the term of this Agreement and for a period of two (2) years after expiration or termination for any reason of this Agreement, Consultant agrees not to:

(a)          compete with the business of Arkados, whether individually or through any entity, or to use (or permit the use of) any Confidential Information, directly or indirectly, for the purpose of competing with the business of Arkados; or

(b)          suggest to, induce or persuade any customer, client, vendor, supplier, employee, Consultant or agent of Arkados to terminate or diminish its relationship with Arkados.

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Subject to the limitation regarding use of Confidential Information of Arkados set forth above, the foregoing is not intended to otherwise limit the employment of Consultant in his profession.

4.4           Arkados Property. Consultant acknowledges that Arkados’ sole and exclusive property includes all Arkados trademark, trade names, service marks, copyrights, and Confidential Information (defined above), whether delivered to Consultant by Arkados, made available to Consultant, or made by Consultant in the performance of services under this Agreement, relating to the business activities of Arkados or its customers or suppliers and containing any information or data whatsoever. Upon expiration or termination of this Agreement for any reason or in any manner, with the exception of any samples purchased by Consultant (not on behalf of or at the direction of Arkados), Consultant agrees to return to Arkados all property of Arkados then in Consultant’s possession, except as Arkados may, by proper written permission, allow Consultant to retain. Consultant further agrees that nothing contained herein shall be a deemed a license to use any Arkados property, except as directed by Arkados in the course of performing services hereunder.

4.5           Injunctive Relief for Breach. Consultant acknowledges and agrees that the obligation and promises of Consultant under Sections 4.1, 4.2, 4.3, and 4.4 of this Agreement are of a unique, intellectual character that gives them particular value. Consultant acknowledges and agrees that a breach of any of the promises or agreements contained in this Agreement will result in immediate irreparable and continuing damage to Arkados for which there will be no adequate remedy at law, and, in the event of such breach, Arkados will be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper without the necessity of posting bond and which may be taken cumulatively and not concurrently. Any action taken by Arkados pursuant to this Section shall not be deemed an election of remedies.

5.          Term/Termination

5.1           Term. This Agreement shall be for a term of two (2) years from the Effective Date but may be terminated earlier upon sixty (60) days advance notice by either party.

5.2           Termination of this Agreement. If Consultant terminates prior to completion of any project assignment and without having obtained from Arkados advance approval for such termination, Consultant shall be liable to Arkados for damages suffered as a result of said termination including, without limitation, damages suffered by the Arkados client or customer and costs incurred by Arkados in connection with hiring a new Consultant.

5.2           Survival of Provisions. The provisions set forth in Article 4, Section 5.1(b) and Article 6 of this Agreement shall survive any termination or expiration of this Agreement.

6.          General Provisions.

6.1           Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of New Jersey without regard to the conflicts of law provisions thereof. The Federal and State courts within the State of New Jersey, County of Essex, shall have exclusive jurisdiction to adjudicate any disputes arising out of or in connection with this Agreement, and for any litigation adjudicating such disputes, venue shall lie in these courts.

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6.2           Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement. It may not be amended except in writing, signed by both parties.

6.3           Severability; Waiver. If any provision, or any portion of such provision, of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions, or portion of such provision, will continue in full force without being impaired in any way. Arkados and Consultant agree to replace any invalid and unenforceable provision with a valid and enforceable provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision. The waiver by Arkados of a breach of any provision of this Agreement of Consultant will not operate or be interpreted as a waiver of any other or subsequent breach by Consultant.

6.4           Successors and Assigns. Neither this Agreement nor any of the rights or obligations of Consultant arising under this Agreement may be assigned or transferred without Arkados’ prior written consent. This Agreement will be for the benefit of Arkados’ successors and assigns, and will be binding on Consultant’s heirs, successors and legal representatives.

6.5           Headings. Titles or headings to the sections and paragraphs of this Agreement are not part of the terms of this Agreement, but are inserted solely for convenience of reference.

6.6           Notices. All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given three (3) business days after it was mailed, as evidenced by the postmark. If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. The mailing address for notice to either party will be the address in the introductory paragraph of this Agreement. Either party may change its mailing address by notice as provided by this Section 6.6.

6.7.          Miscellaneous.

6.7.1           No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

6.7.2           The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

6.7.3           In the event that any provision of this Agreement shall he invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way he affected or impaired thereby.

6.8.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above written.

ARKADOS GROUP, INC.

By:	/Terrence DeFranco/
Name: Terrence DeFranco
Title: CEO

CONSULTANT:

MAT RESEARCH, LLC

By:	/Tai Jee Pan/
Name: Tai Jee Pan (aka Alan Pan)
Title: President

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